FIRST AMENDMENT AGREEMENT

     This First Amendment Agreement dated as of January 8, 1998 (the "Agreement") is by and between Contran Corporation, a Delaware corporation (the "Borrower"), and Societe Generale, Southwest Agency ("Bank").

                                  INTRODUCTION

     A. Pursuant to the Credit Agreement dated as of November 5, 1997, by and between the Borrower and the Bank (the "Credit Agreement"), the Bank agreed to provide advances to the Borrower pursuant to a revolving credit facility in an aggregate principal amount outstanding at any time of up to U.S. $10,000,000.

     B. The Borrower has requested that the Bank amend the indebtedness covenant set forth in the Credit Agreement and the Bank has agreed to such amendment subject to the terms and conditions set forth herein.

     THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Borrower and the Bank hereby agree as follows:

     Section 1. Definitions; References. Unless otherwise defin-ed in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Credit Agreement.

     Section 2. Amendment. Section 7.4(d) of the Credit Agreement is hereby amended by (a) deleting the number "$10,000,000" and substituting therefor the number "$30,000,000," and (b) adding a comma and the following phrase prior to the period at the end of such Section: "provided that no such Debt which is incurred on or after January 9, 1998 may mature or otherwise be required to be prepaid prior to the Termination Date."

     Section 3. Representations and Warranties. The Borrower re-presents and warrants to the Bank that:

     (a) any representations and warranties set forth in the Credit Agreement, as amended by this Amendment, and in any other Loan Document are true and correct as of the date of this Amendment;

     (b) the execution, delivery and performance of the Credit Agreement, as amended by this Amendment, are within the power and authority of the Borrower and have been duly authorized by appropriate proceedings. The Credit Agreement as so amended constitutes a valid legally binding agreement of the Borrower enforceable in accordance with its terms; and

     (c) as of the date of this Amendment, no Default or Event of Default has occurred and is continuing.

     Section 4. Effectiveness. This Amendment shall become effective as of the date hereof when the Bank shall have received the following:

     (a)  a counterpart of this Amendment duly executed by the Borrower;

     (b) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the name and true signature of the officer of the Borrower authorized to sign this Amendment, in form and substance satisfactory to the Bank;

     Section 5. Choice of Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

     Section 6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall constitute one and the same instrument.

     Section 7. INTEGRATION. THE CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE FINANCING TRANSACTION CONTEMPLATED THEREBY AND SUPERSEDES ALL PRIOR UNDERSTANDINGS AND AGREEMENTS, WHETHER WRITTEN OR ORAL, BETWEEN THE PARTIES HERETO CONCERNING THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN.

     EXECUTED as of the 8th day of January, 1998.

                         CONTRAN CORPORATION




                         /s/ Bobby D. O'Brien
                         ----------------------------------------

                         Name:   Bobby D. O'Brien
                                --------------------------------

                         Title: Vice President and Treasurer
                                --------------------------------

                         SOCIETE GENERALE, SOUTHWEST AGENCY




                         /s/ Richard M. Lewis
                         ----------------------------------------

                         Name:   Richard M. Lewis
                                --------------------------------

                         Title: Vice President
                                --------------------------------


                         /s/ David C. Oldani
                         ----------------------------------------

                         Name:   David C. Oldani
                                --------------------------------

                         Title: Assistant Treasurer
                                --------------------------------